Office of the Chief Accountant Securities and Exchange Commission 450 Fifth Street, NW Washington DC 20549 U.S.A.

July 11, 2002

Dear Sir/Madam:

We have read Item 4(a)(2) included in the Form 8-K dated June 28, 2002 of Energy Exploration Technologies to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours very truly,

/s/ DELOITTE & TOUCHE LLP

Chartered Accountants

cc

/s/George Liszicasz
Chief Executive Officer, Energy Exploration Technologies

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